SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            November 12, 2003

HPSC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11618	04-256004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 State Street, Boston, MA		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 720-3600

Item 5.  Other Events.

On November 12, 2003, HPSC, Inc. (the “Company”) and EquiServe Trust Company, N.A., as successor to BankBoston, N.A. (the “Rights Agent”) executed an amendment (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of September 16, 1999, as amended by that First Amendment to the Amended and Restated Rights Agreement, dated August 13, 2003, between the Company and the Rights Agent (the “Rights Agreement”).  Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Rights Agreement.  Section 27 of the Rights Agreement provides that so long as the Rights are redeemable, the Company may in its sole discretion supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights.

On November 12, 2003, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, General Electric Company, a New York Corporation (“GE”) and Patriot HFS, Inc., a Delaware corporation and a wholly-owned subsidiary of GE (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of GE, and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be automatically converted into the right to receive the number of shares of common stock, par value $0.16 per share, of GE (“GE Common Stock”) determined by dividing the $14.50 by the Average GE Share Price (as defined in the Merger Agreement) and rounding the result to the nearest one thousandth of a share.

In connection with the Merger Agreement and other related transactions contemplated thereby, the Amendment (i) excludes GE, Merger Sub and certain stockholders from the definition of an Acquiring Person for the purposes of the Rights Agreement; (ii) specifies that no Distribution Date or Share Acquisition Date shall be deemed to have occurred by reason of the execution of the Merger Agreement or the Voting Agreements among GE, Merger Sub and certain stockholders of the Company, or the consummation of the transactions contemplated thereby; and (iii) specifies that the Rights will expire on the earlier of (x) August 13, 2013 or (y)  the day the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger.

The Amendment is attached hereto as Exhibit 4.3, and the Rights Agreement, including the form of the Rights Certificate, and the First Amendment to the Rights Agreement are incorporated herein by reference.  The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

4.1           Amended and Restated Rights Agreement, dated as of September 16, 1999, between HPSC, Inc. and BankBoston, N.A.  (Incorporated herein by reference to Exhibit  4.1 to the Company’s Form 8-K, filed with the Commission on November 5, 1999.)

4.2           First Amendment to the Amended and Restated Rights Agreement, dated as of August 13, 2003.  (Incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K, filed with the Commission on August 13, 2003.)

4.3           Second Amendment to the Amended and Restated Rights Agreement, dated as of November 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HPSC, Inc.
Registrant

	By:	John W. Everets
DATED: November 12, 2003		John W. Everets
Chairman and Chief Executive Officer